UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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TELIK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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11588 SORRENTO VALLEY ROAD, SUITE 20

SAN DIEGO, CA 92121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 20, 2014

TO OUR STOCKHOLDERS:

Please take notice that a special meeting of stockholders of Telik, Inc., a Delaware corporation, the Company or Telik, will be held on August 20, 2014 at 10:00 a.m., local time, at the Company’s offices located at 11588 Sorrento Valley road, Suite 20, San Diego, CA 92121, for the following purposes:

1. To approve an amendment to Telik’s certificate of incorporation to effect a five (5) for one (1) reverse stock split of Telik’s common stock and related matters;

2. To approve an amendment to Telik’s certificate of incorporation to (a) increase the number of shares of common stock to a new total of 150,000,000 shares, (b) increase the number of shares of Telik’s preferred stock to a new total of 15,000,000 shares, and (c) change the name of Telik to “MabVax Therapeutics Holdings, Inc.;

3. To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 and/or Proposal 2; and

4. To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

The Board of Directors has fixed the close of business on July 15, 2014 as the record date for the determination of stockholders entitled to notice of and to vote at the Special Meeting and at any adjournments thereof. A list of stockholders of record will be available at the meeting and, during the 10 days prior to the meeting, at the office of the Secretary at the above address.

All stockholders are cordially invited to attend the Special Meeting. Whether you plan to attend the Special Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card as soon as possible in accordance with the instructions on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience.

BY ORDER OF THE BOARD OF DIRECTORS

J. David Hansen

President and Chief Executive Officer

July [—], 2014

PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

11588 Sorrento Valley Road, Suite 20

San Diego, CA 92121

(858) 259-9405

PROXY STATEMENT

SPECIAL MEETING OF STOCKHOLDERS

August 20, 2014

We have sent you this Proxy Statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote at a Special Meeting of stockholders and any adjournments of the Special Meeting. This Proxy Statement summarizes the information you need to know to vote at the Special Meeting. You do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. This Proxy Statement and the proxy card were first mailed to stockholders on or about July 30, 2014.

Who Can Vote. Record holders of our common stock, Series A-1 convertible preferred stock and Series B convertible preferred stock at the close of business on the record date, July 15, 2014, may vote at the Special Meeting. On July 15, 2014, approximately [—] record holders held 13,932,937 shares of our outstanding common stock, 2,762,841 shares of our Series A-1 convertible preferred stock and 1,250,000 shares of our Series B convertible preferred stock. Holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and holders of Series A-1 convertible preferred stock and Series B convertible preferred stock are entitled to vote (subject to certain conversion limitations) on all matters on an as converted basis with the holders of our common stock.

How You Can Vote. You can only vote your shares if you are either present in person or represented by proxy at the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote. If you properly fill in your proxy card and send it to us in time, the “proxy” (one of the individuals named on the proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, the proxy will vote your shares as recommended by the Board of Directors.

•	If your shares are held in a stock brokerage account. If your shares are held in a stock brokerage account, by a bank, broker, trustee or other nominee, you are considered the beneficial owner of shares held in street name. Stockholders holding Telik shares in street name through their broker may receive instructions from their broker on internet and/or telephonic voting. These instructions should be followed very closely.

•	In person at the meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing the ballot, which will be available at the meeting.

Recommendation of the Board of Directors. The Board of Directors recommends that you vote “FOR” an amendment and restatement to our Restated Certificate of Incorporation to effect a reverse stock split of our common stock, $0.01 par value per share, at a ratio of 1:5, as set forth as Proposal 1 and vote “FOR” an amendment and restatement of Telik’s certificate of incorporation to increase the number of authorized shares of

Telik’s common stock and preferred stock and change the name of Telik to “MabVax Therapeutics Holdings, Inc.” as set forth as Proposal 2, and “FOR” an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 and/or Proposal 2.

If any other matter is properly presented, the proxy holders will vote your shares in accordance with their best judgment. At the time this Proxy Statement was printed, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this Proxy Statement.

Revocation of Proxies. If you return your proxy card, you may revoke your proxy at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	by voting in person at the Special Meeting;

•	by delivering a written notice of revocation before the Special Meeting with a date later than your previously delivered proxy card to our principal offices at 11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121 Attention — Secretary;

•	by timely delivering another proxy card dated after the date of the proxy card that you wish to revoke; or

•	by re-voting your shares by internet or telephone after you return your proxy card (only applicable to beneficial owners of shares held in street name).

Your most current proxy card, or telephone or Internet vote if allowed by your broker, is the one that is counted.

How to Vote if You Receive More Than One Proxy Card. You may receive more than one proxy card or voting instruction form if you hold shares of our common stock in more than one account, which may be in registered form or held in street name. Please vote in the manner described under “How You Can Vote” for each account to ensure that all of your shares are voted.

How Your Shares Will Be Voted if You Do Not Vote. If your shares are registered in your name, they will not be voted if you do not return your proxy card by mail or vote as described under “How You Can Vote.” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other holder of record that holds your shares as described above under “How You Can Vote,” the bank, broker or other holder of record has no authority to vote your unvoted shares on Proposals 1 and 2, but may vote your shares for Proposal 3 even if it does not receive any instructions from you.

We encourage you to provide voting instructions. This ensures your shares will be voted at the meeting in the manner you desire. If your broker cannot vote your shares on a particular matter because it has not received instructions from you and does not have discretionary voting authority on that matter or because your broker chooses not to vote on a matter for which it does have discretionary voting authority, this is referred to as a “broker non-vote.”

Confidentiality of Votes. We will keep all the proxies, ballots and voting tabulations private. We only let our Inspector of Election, Computershare Trust Company, N.A., examine these documents. Management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make, on the proxy card or elsewhere.

Voting in Person. If you plan to attend the Special Meeting and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares on July 15, 2014, the record date for determining who is entitled to vote.

Required Votes. The affirmative vote of the holders of a majority of the outstanding shares of our capital stock, including the affirmative vote of the holders of majority of the outstanding shares of Series A-1 convertible preferred stock voting as a separate class, the affirmative vote of the holders of a majority of the outstanding Series B convertible preferred stock voting as a separate class and the affirmative vote of the respective lead investors for each class of preferred stock as of the record date is required for approval of the amendments and restatement of our Amended and Restated Certificate of Incorporation, set forth as Proposals 1 and 2. The affirmative vote of a majority of the votes cast is required for approval of Proposal 3.

Broker Non-Votes and Abstentions.

•	Broker Non-Votes: If your broker holds your shares in its name and cannot vote your shares on a particular matter because the broker does not have instructions from you or discretionary voting authority on that matter, this is referred to as a “broker non-vote.” Broker non-votes will be counted towards the vote total for Proposals 1 and 2, and will have the same effect as “against” votes. Broker non-votes will have no effect and will not be counted towards the vote total for Proposal 3.

•	Abstentions: Abstentions are not counted towards the vote total for Proposal 3 and will have no effect on this vote. Abstentions will be counted towards the vote total for Proposals 1 and 2 and will have the same effect as “against” votes.

Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum at the Special Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Householding of Annual Disclosure Documents.

In December 2000, the Securities and Exchange Commission adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or your broker to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if we or your broker believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both you and Telik. It reduces the volume of duplicate information received at your household and helps to reduce Telik’s expenses. The rule applies to our annual reports, proxy statements and information statements. Once you receive notice from your broker or from us that communications to your address will be “householded,” the practice will continue until you are otherwise notified or until you revoke your consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

If your household received a single set of disclosure documents, but you would prefer to receive your own copy, please contact our transfer agent, Computershare Trust Company, N.A., by calling their toll free number, 1-800- 884-4225.

If you do not wish to participate in “householding” and would like to receive your own set of Telik annual disclosure documents in future years, follow the instructions described below. Conversely, if you share an address with another Telik stockholder and together both of you would like to receive only a single set of our annual disclosure documents, follow these instructions:

•	If your Telik shares are registered in your own name, please contact our transfer agent, Computershare Trust Company, N.A., and inform them of your request by calling them at 1-800- 884-4225 or writing to them at 250 Royall Street, Canton, MA 02021.

•	If a broker or other nominee holds your Telik shares, please contact the broker or other nominee directly and inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

Dissenters’ Right of Appraisal. There are no dissenters’ rights of appraisal in connection with the matters to be voted on at the Special Meeting.

Throughout this Proxy Statement, the terms “TELIK” “WE,” “US,” “OUR” or “COMPANY” mean Telik, Inc.

Electronic Delivery of Stockholder Communications

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of Telik, Inc. to Be Held on August 20, 2014.

•	The proxy statement and the proxy card are available at the Investor Relations section of our website, www.telik.com.

•	The Special Meeting of stockholders of Telik, Inc. will be held on August 20, 2014, at 10:00 a.m., local time, at the Company’s offices at 11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121.

The Special Meeting of stockholders will be held for the following purposes:

1. To approve an amendment of Telik’s certificate of incorporation to effect a five (5) for one (1) reverse stock split of Telik’s common stock and related matters;

2. To approve an amendment and restatement of Telik’s certificate of incorporation to (a) increase the number of shares of common stock to a new total of 150,000,000 shares, (b) increase the number of shares of Telik’s preferred stock to a new total of 15,000,000 shares, and (c) change the name of Telik to “MabVax Therapeutics Holdings, Inc.”;

3. To authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 and/or Proposal 2; and

4. To transact such other business as may be properly brought before the Special Meeting and any adjournments thereof.

•	You are urged to attend the Special Meeting and vote in person, but if you are unable to attend, the Board of Directors would appreciate your prompt vote either electronically via the internet or telephone or via regular mail. We strongly encourage you to vote electronically, if that option is available to you.

•	Telik’s Board of Directors recommends voting “FOR” all of the proposals listed above.

PROPOSAL 1

TO APPROVE AN AMENDMENT TO TELIK’S CERTIFICATE OF INCORPORATION TO EFFECT A FIVE (5) FOR ONE (1) REVERSE STOCK SPLIT OF TELIK’S COMMON STOCK AND RELATED MATTERS

At the Special Meeting, Telik’s stockholders will be asked to approve an amendment to Telik’s certificate of incorporation to effect a five-to-one reverse stock split of the issued and outstanding shares of Telik’s common stock, or the reverse stock split, and related matters. Upon the effectiveness of the amendment to Telik’s certificate of incorporation effecting the reverse stock split, the outstanding shares of Telik’s common stock will be reclassified and combined into a lesser number of shares such that one share of Telik’s common stock will be issued for five shares of outstanding Telik’s common stock. The form of the proposed amended and restated Telik certificate of incorporation will effect the reverse stock split, as more fully described below, but will not change the number of authorized shares, or the par value, of Telik’s common stock, subject to Proposal 2.

If Proposal 1 is approved, the reverse stock split would become effective shortly following the special meeting. Even if the stockholders approve the reverse stock split, Telik reserves the right not to effect the reverse stock split if Telik’s board of directors does not deem the reverse stock split to be in the best interests of Telik and its stockholders. Telik’s board of directors may determine to effect the reverse stock split, if it is approved by the stockholders, even if the other proposals to be acted upon at the meeting are not approved. Telik’s board of directors’ decision will be based on a number of factors, including market conditions, existing and expected trading prices for Telik’s common stock and the listing requirements of the NASDAQ Capital Market.

Purpose

Telik’s board of directors approved the proposal authorizing the reverse stock split for the following reasons:

•	the initial listing standards of the NASDAQ Capital Market required Telik to have, among other things, at least a $4.00 per share minimum bid price upon the closing of Merger (as defined below). Telik anticipates that the reverse stock split may be necessary in order for Telik to demonstrate compliance with the NASDAQ Initial Listing Standards and for Telik’s appeal to the NASDAQ Listing and Hearing Review Council, or the Council, previously disclosed on our Current Report on Form 8-K filed with the SEC on July 11, 2013 to be successful; and

•	the board of directors believes a higher stock price may help generate investor interest in Telik and help Telik attract and retain employees.

NASDAQ Requirements for Listing on the NASDAQ Capital Market

As disclosed in Telik’s Current Report on Form 8-K filed with the SEC on July 9, 2014, Telik and MabVax Therapeutics, Inc., a Delaware corporation, or MabVax, completed the merger of Tacoma Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Telik with and into MabVax, or the Merger, on July 8, 2014. In connection with the Merger, Telik previously filed an Initial Listing Application for the post-Merger combined entity pursuant to NASDAQ Listing Rule 5110(a), and, as disclosed in Telik’s Proxy Statement, filed with the SEC on June 3, 2014, as supplemented and amended, Telik solicited the approval of the holders of a majority of Telik’s issued and outstanding stock for certain amendments to Telik’s charter documents to, among other things, effect a 5-1 reverse stock split of Telik’s issued and outstanding stock, or the reverse stock split, in order to meet the minimum bid price of $4.00 a share required by the NASDAQ Initial Listing Standards. As disclosed in Telik’s Current Report on Form 8-K filed with the SEC on July 9, 2014, Telik failed to obtain stockholder approval for the reverse stock split. Telik met the minimum stockholders’ equity requirement set forth in 5550(b)(1) immediately following the Merger.

According to NASDAQ rules, an issuer must apply for initial inclusion following a transaction whereby the issuer combines with a non-NASDAQ entity, resulting in a change of control of the issuer and potentially allowing the non-NASDAQ entity to obtain a NASDAQ listing. These are referred to as NASDAQ’s “change in control” rules. Accordingly, the listing standards of the NASDAQ Capital Market required Telik to have, among other things, a $4.00 bid price as of the effective time of the Merger in order to remain listed and for Telik to be successful in its appeal to the Council. However, partially as a result of Telik’s failure to obtain approval for the reverse stock split, the bid price of Telik’s common stock traded on the NASDAQ Capital Market on July 9, 2014 following the effective time of the Merger failed to meet the NASDAQ Initial Listing Standards required for NASDAQ’s approval of Telik’s Initial Listing Application.

Additionally, Telik’s board of directors believes that regaining its listing on the NASDAQ Capital Market through its appeal to the Council may provide a broader market for Telik’s common stock and facilitate the use of Telik’s common stock in financing and other transactions. Telik’s board of directors unanimously approved the reverse stock split partly as a means of maintaining the share price of Telik’s common stock above $4.00 per share.

One of the effects of the reverse stock split will be to effectively increase the proportion of authorized shares which are unissued relative to those which are issued. This could result in Telik being able to issue more shares without further stockholder approval. The reverse stock split will not affect the number of authorized shares of Telik’s common stock.

Potential Increased Investor Interest

On July 14, 2014 Telik’s common stock closed at $1.22 per share. In approving the proposal authorizing the reverse stock split, Telik’s board of directors considered that Telik’s common stock may not appeal to brokerage firms that are reluctant to recommend lower priced securities to their clients. Investors may also be dissuaded from purchasing lower priced stocks because the brokerage commissions, as a percentage of the total transaction, tend to be higher for such stocks. Moreover, the analysts at many brokerage firms do not monitor the trading activity or otherwise provide coverage of lower priced stocks. Also, Telik’s board of directors believes that most investment funds are reluctant to invest in lower priced stocks.

There are risks associated with the reverse stock split, including that the reverse stock split may not result in an increase in the per share price of Telik’s common stock.

Telik cannot predict whether the reverse stock split will increase the market price for Telik’s common stock. The history of similar stock split combinations for companies in like circumstances is varied. There is no assurance that:

•	the market price per share of Telik’s common stock after the reverse stock split will rise in proportion to the reduction in the number of shares of Telik’s common stock outstanding before the reverse stock split;

•	the reverse stock split will result in a per share price that will attract brokers and investors who do not trade in lower priced stocks;

•	the reverse stock split will result in a per share price that will increase Telik’s ability to attract and retain employees; or

•	the market price per share will either exceed or remain in excess of the $4.00 minimum bid price as required by NASDAQ for initial listing and Telik’s appeal to the Council, or that Telik will otherwise meet the requirements of NASDAQ for inclusion for trading on the NASDAQ Capital Market.

The market price of Telik’s common stock will also be based on Telik’s performance and other factors, some of which are unrelated to the number of shares outstanding. If the reverse stock split is effected and the market price of Telik’s common stock declines, the percentage decline as an absolute number and as a percentage of Telik’s overall market capitalization may be greater than would occur in the absence of a reverse stock split. Furthermore, the liquidity of Telik’s common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse stock split.

Principal Effects of the Reverse Stock Split

If the stockholders approve the proposal to implement the reverse stock split, Telik will amend its amended and restated certificate of incorporation to effect the reverse stock split. The text of the form of the proposed amendments to Telik’s certificate of incorporation is attached to this proxy statement as Appendix A.

The reverse stock split will be effected simultaneously for all outstanding shares of Telik’s common stock. The reverse stock split will affect all of Telik’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in Telik, except to the extent that the reverse stock split results in any of Telik’s stockholders owning a fractional share. Common stock issued pursuant to the reverse stock split will remain fully paid and nonassessable. The reverse stock split will not affect Telik’s continuing to be subject to the periodic reporting requirements of the Exchange Act.

As of the effective time of the reverse stock split, Telik will adjust and proportionately decrease the number of shares of Telik’s common stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire Telik’s common stock, including upon conversion of Series A-1 convertible preferred stock and Series B convertible preferred stock subject to Proposal 2. In addition, as of the effective time of the reverse stock split, Telik will adjust and proportionately decrease the total number of shares of Telik’s common stock that may be the subject of the future grants under Telik’s stock option plans, subject to Proposal 2.

Procedure for Effecting Reverse Stock Split and Exchange of Stock Certificates

If Telik’s stockholders approve the proposal to effect the reverse stock split, and if Telik’s board of directors still believes that a reverse stock split is in the best interests of Telik and its stockholders, Telik will file an amendment to its certificate of incorporation with the Secretary of State of the State of Delaware. Telik’s board of directors may delay or abandon effecting the reverse stock split without resoliciting stockholder approval. Beginning on the effective date of the reverse stock split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

As soon as practicable after the effective date of the reverse stock split, stockholders will be notified that the reverse stock split has been effected. Telik expects that Telik’s transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by Telik. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Any pre-split shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for post-split shares. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNLESS AND UNTIL REQUESTED TO DO SO.

Fractional Shares

No certificates or scrip representing fractional shares of Telik’s common stock will be issued in connection with the reverse stock split. Each holder of Telik’s common stock who would otherwise have been entitled to receive a fraction of a share of Telik’s common stock shall be entitled to receive, in lieu thereof, upon surrender of such holder’s certificate(s) representing such fractional shares of Telik’s common stock, cash (without interest) in an amount equal to such fractional part of a share of Telik’s common stock multiplied by the average of the last reported bid and ask prices of Telik’s common stock at 4:00 p.m., Eastern time, end of regular trading hours on OTCQB marketplace during the 10 consecutive trading days ending on the last trading day prior to the effective date of the reverse stock split. By authorizing the reverse stock split, stockholders will be approving the combination of five shares of common stock into one share. In accordance with these resolutions, the board of directors will not implement any amendment providing for a different split ratio.

Telik’s stockholders should be aware that, under the escheat laws of the various jurisdictions where stockholders reside, where Telik is domiciled, and where the funds will be deposited, sums due for fractional interests that are not timely claimed after the effective date of the split may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by Telik or the exchange agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, stockholders otherwise entitled to receive such funds will have to seek to obtain them directly from the state to which they were paid.

Accounting Matters

The reverse stock split will not affect the common stock capital account on Telik’s balance sheet. However, because the par value of Telik’s common stock will remain unchanged on the effective date of the split, the components that make up the common stock capital account will change by offsetting amounts. As a result of the reverse stock split, the stated capital component will be reduced and the additional paid-in capital component will be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of Telik will be increased because there will be fewer shares of Telik’s common stock outstanding. Prior periods’ per share amounts will be restated to reflect the reverse stock split.

Potential Anti-Takeover Effect

Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, for example, by permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of Telik’s board of directors or contemplating a tender offer or other transaction for the combination of Telik with another company, the reverse stock split proposal is not being proposed in response to any effort of which Telik is aware to accumulate shares of Telik’s common stock or obtain control of Telik, nor is it part of a plan by management to recommend a series of similar amendments to Telik’s board of directors and stockholders. Other than the proposals being submitted to Telik’s stockholders for their consideration at the special meeting, Telik’s board of directors does not currently contemplate recommending the adoption of any other actions that could be construed to affect the ability of third parties to take over or change control of Telik.

No Appraisal Rights

Under the DGCL, Telik’s stockholders are not entitled to appraisal rights with respect to the reverse stock split, and Telik will not independently provide stockholders with any such right.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of certain material United States federal income tax consequences of the reverse stock split that would be expected to apply generally to U.S. Holders (as defined below) of Telik stock. This summary is based upon current provisions of the Code, existing Treasury Regulations under the Code and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to Telik or the Telik stockholders as described in this summary. No ruling from the U.S. Internal Revenue Service has been or will be requested in connection with the reverse stock split.

This summary does not purport to be a complete discussion of all of the possible United States federal income tax consequences of the reverse stock split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. The discussion assumes that for U.S. federal income tax purposes the reverse stock split will not be integrated or otherwise treated as part of a unified transaction with any other transaction. Furthermore, the following discussion does not address the tax consequences of transactions effectuated before, after or at the same time as the reverse stock split, whether or not they are in connection with the reverse stock split.

This discussion does not address the tax consequences to holders (i) that are subject to special tax rules, such as banks or other financial institutions, insurance companies, real estate investment trusts, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers, mutual funds and tax-exempt entities (ii) who are subject to the alternative minimum tax provisions of the Code; (iii) who acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iv) who hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (v) who are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (vi) who do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vii) who hold their shares through individual retirement or other tax-deferred accounts; (viii) whose shares constitute qualified small business stock with the meaning of Section 1202 of the Code; or (ix) who have a functional currency for United States federal income tax purposes other than the U.S. dollar. This summary also assumes that the shares of Telik’s common stock held by stockholders before the reverse stock split were, and the shares of common stock held after the reverse stock split will be, held as “capital assets,” as defined in the Code. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder’s own tax advisor with respect to the tax consequences of the reverse stock split.

For purposes of this discussion, a U.S. Holder means a beneficial owner of Telik stock who is: (i) an individual who is a citizen or resident of the United States; (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States or any subdivision thereof; (iii) an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or (iv) a trust (other than a grantor trust) if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (B) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

No gain or loss will be recognized by Telik as a result of the reverse stock split. Other than the cash payments for fractional shares discussed above, no gain or loss will be recognized by a Telik stockholder upon such stockholder’s exchange of shares held before the reverse stock split for shares after the reverse stock split. The aggregate tax basis of the shares of the Telik’s common stock received in the reverse stock split (including any fraction of a share deemed to have been received) will be the same as the stockholder’s aggregate tax basis in the shares of common stock exchanged therefor. In general, stockholders who receive cash instead of their fractional share interests in the shares of common stock as a result of the reverse stock split will recognize gain or loss based on the difference between their adjusted basis in the fractional share interests and the cash received. The stockholder’s holding period for the shares of common stock after the reverse stock split will include the period during which the stockholder held the shares of common stock surrendered in the reverse stock split. Any gain or loss recognized by a Telik stockholder as a result of the reverse stock split will generally be a capital gain or loss and will be long term capital gain or loss if the stockholder’s holding period for the shares of Telik stock exchanged is more than one year. For purposes of the above discussion of the basis and holding periods for shares of Telik stock, and except as provided therein, stockholders who acquired different blocks of Telik stock at different times for different prices must calculate their basis, gains and losses, and holding periods separately for each identifiable block of such stock exchanged, converted, canceled or received in the reverse stock split.

Certain Telik stockholders may be required to attach a statement to their tax returns for the year in which the reverse stock split is consummated that contains the information listed in applicable Treasury Regulations. Telik stockholders are urged to consult their own tax advisors with respect to the applicable reporting requirements.

Assuming any cash payments for fractional shares made to Telik stockholders in connection with the reverse stock split will be less than $20, backup withholding will not apply to such receipt of cash for fractional shares.

This summary of certain material United States federal income tax consequence of the reverse stock split is not binding on the Internal Revenue Service or the courts. Accordingly, each stockholder should consult with his or her own tax advisor with respect to all of the potential tax consequences to him or her of the reverse stock split.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the outstanding shares of our capital stock, including the affirmative vote of the holders of majority of the outstanding shares of Series A-1 convertible preferred stock voting as a separate class, the affirmative vote of the holders of a majority of the outstanding Series B convertible preferred stock voting as a separate class and the affirmative vote of the respective lead investors for each class of preferred stock as of the record date for the special meeting is required for approval of Proposal 1. Abstentions, votes withheld or “broker non-votes” for Proposal 1 will have the same effect as a vote against the approval of Proposal 1.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK STOCKHOLDERS VOTE “FOR” PROPOSAL 1 TO THE AMENDMENT TO TELIK’S CERTIFICATE OF INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT.

PROPOSAL 2

APPROVAL OF SHARE INCREASES AND NAME CHANGE

General

At the Special Meeting, holders of the Telik capital stock will be asked to approve an amendment and restatement of Telik’s certificate of incorporation to (x) increase the number of shares of Telik’s common stock to a new total of 150,000,000 shares of common stock, (y) increase the number of shares of Telik’s preferred stock to a new total of 15,000,000 shares of preferred stock, and (z) change the name of the corporation from Telik to “MabVax Therapeutics Holdings, Inc.”

Share Increases

The board of directors is requesting stockholder approval of an amendment to Telik’s certificate of incorporation to increase its authorized number of shares of common stock from 100,000,000 shares to 150,000,000 shares and its authorized shares of preferred stock from 5,000,000 shares to 15,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of Telik. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock and preferred stock of Telik, except for effects incidental to increasing the number of shares of Telik’s common stock and preferred stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock and preferred stock. If the amendment is adopted, it will become effective upon filing of an amendment and restatement of Telik’s certificate of incorporation with the Secretary of State of the State of Delaware.

As of July 15, 2014, there were 13,932,937 shares of common stock, 2,762,841 share of Series A-1 convertible preferred stock (convertible into 12,694,372 shares of common stock) and 1,250,000 shares of Series B convertible preferred stock (convertible into 1,267,260 shares of common stock) outstanding, and the board has reserved 1,743,030 shares of common stock for grants of restricted stock, issuance upon exercise of options and rights and other equity awards granted under Telik’s incentive stock and stock purchase plans. Up to approximately 31,028,720 shares of common stock may be issued upon conversion of Telik’s, Series A-1 convertible preferred stock, Series B convertible preferred stock and upon the exercise of issued and outstanding warrants.

The primary reason for the increase of the number of shares of Telik’s common and preferred stock is to have the shares available to provide Telik additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding Telik’s business or product lines through the acquisition of other businesses or products; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by Telik to oppose a hostile takeover attempt or to delay or prevent changes in control or management of Telik. For example, without further stockholder approval, the board could adopt a “poison pill” which would, under certain circumstances related to an acquisition of shares not approved by the board of directors, give certain holders the right to acquire additional shares of common stock at a low price, or the board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current board. Stockholders should be aware that approval of proposal could facilitate future efforts by Telik to deter or prevent changes in control of Telik, including transactions in which the stockholders might otherwise receive a premium for their shares over then current market prices.

Telik’s financial statements and management’s discussion and analysis of financial condition and results of operations are incorporated herein by reference to Telik’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the period ended March 31, 2014.

Name Change

The board of directors is also requesting stockholder approval of an amendment and restatement of Telik’s certificate of incorporation to change its name to “MabVax Therapeutics Holdings, Inc.” The primary reason for the corporate name change is that management believes this will allow for brand recognition of MabVax’s product candidates, including 5B1 antibody-based programs, following the consummation of the Merger. Telik’s management also believes that the current name will no longer accurately reflect the business of Telik and the mission of Telik now that the Merger has been consummated. The text of the form of the proposed amendment and restatement to the Telik’s certificate of incorporation is attached to this proxy statement as Appendix B.

Vote Required; Recommendation of Board of Directors

The affirmative vote of holders of a majority of the outstanding shares of our capital stock, including the affirmative vote of the holders of majority of the outstanding shares of Series A-1 convertible preferred stock voting as a separate class, the affirmative vote of the holders of a majority of the outstanding Series B convertible preferred stock voting as a separate class and the affirmative vote of the respective lead investors for each class of preferred stock as of the record date for the special meeting for the special meeting is required for approval of Proposal 2. Abstentions, votes withheld or “broker non-votes” for Proposal 2 will have the same effect as a vote against the approval of Proposal 2.

TELIK’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT TELIK’S STOCKHOLDERS VOTE “FOR” PROPOSAL 2 TO APPROVE THE SHARE INCREASE AND NAME CHANGE.

PROPOSAL 3

THE ADJOURNMENT OF THE SPECIAL MEETING

Our stockholders are being asked to consider and vote upon an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of approval the proposals described in Proposal 1 and/or Proposal 2.

Approval of the adjournment of the Special Meeting requires an affirmative vote of a majority of the votes cast on the proposal at the Special Meeting. Abstentions and broker non-votes will not be counted towards, and will have no effect on, the vote total for this proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE ADJOURNMENT OF THE SPECIAL MEETING, IF A QUORUM IS PRESENT, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES TO APPROVE PROPOSAL 1 AND/OR PROPOSAL 2, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF THE ADJOURNMENT UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of July 15, 2014, for (a) our named executive officers, (b) each of our directors, (c) all of our current directors and executive officers as a group and (d) each stockholder known by us to own beneficially more than 5% of our common stock. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting or investment power with respect to the securities. We deem shares of common stock that may be acquired by an individual or group within 60 days of July 15, 2014 pursuant to the exercise of options or warrants to be outstanding for the purpose of computing the percentage ownership of such individual or group, but such shares are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the tables. Except as indicated in footnotes to these tables, we believe that the stockholders named in these tables have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them based on information provided to us by these stockholders, except to the extent authority is shared by spouses under applicable common property laws.

Name and Address of Beneficial Owner	Number of Shares of Common Stock	Percentage of Common Stock
5% Stockholders
RTP Venture Fund(1)	3,557,524	25.91%
Biomark Capital Fund IV, L.P.	1,581,129	11.35%

Total 5% stockholders	5,138,653	37.26%

Directors and Executive Officers
J. David Hansen(2)	704,503	5.86%
Gregory P. Hanson	—	*
Philip O. Livingston, M.D.(1)	3,557,524	25.91%
Jim J. Antonopoulos(3)	599,645	3.92%
Jeffrey Ravetch, M.D., Ph.D.(4)	88,931	*
Wolfgang W. Scholz, Ph.D.(5)	503,018	4.17%
Michael M. Wick, M.D., Ph.D.(6)	109,975	*
Paul V. Maier(7)	88,931	*
Kenneth M. Cohen(8)	88,931	*

All executive officers and directors as a group (9 persons)(11)	5,741,458	39.86%

*	Less than 1%.
(1)	Consists of (i) 2,461,249 shares held by RTP Venture Fund, (ii) 881,181 shares held by Philip O. Livingston, (iii) 101,874 shares held by the Joan L. Tweedy 2011 Revocable Trust, or the Tweedy Trust, and (iv) 113,247 shares subject to options exercisable within 60 days of July 15, 2014 (September 13, 2014) held by Philip O. Livingston. Voting and dispositive decisions of RTP Venture Fund, LLC are made by Philip Livingston, and Philip Livingston is a trustee of the Tweedy Trust. The address for RTP Venture Fund, LLC is 156 E. 79th Street, Apt. 6C, New York, NY 10075.
(2)	Includes 170,934 shares subject to options exercisable within 60 days of July 15, 2014 (September 13, 2014).
(3)	Includes 88,931 shares subject to options exercisable within 60 days of July 15, 2014 (September 13, 2014), 205,520 shares of common stock issuable upon conversion of Series A-1 convertible preferred stock and 265,194 shares of common stock subject to warrants exercisable to purchase common stock.
(4)	Includes 88,931 shares subject to options exercisable within 60 days of July 15, 2014 (September 13, 2014).
(5)	Includes 102,826 shares subject to options exercisable within 60 days of July 15, 2014 (September 13, 2014).
(6)	Includes 1,560 shares held by Dr. Wick’s spouse.
(7)	Includes 88,931 shares subject to options exercisable within 60 days of July 15, 2014 (September 13, 2014).
(8)	Includes 88,931 shares subject to options exercisable within 60 days of July 15, 2014 (September 13, 2014).

The determination that there were no other persons, entities or groups known to us to beneficially own more than 5% of our outstanding common stock was based on a review of all statements filed with respect to us since the beginning of the past fiscal year with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Exchange Act.

EXPENSES OF SOLICITATION

We will bear the costs of soliciting proxies from our stockholders. We currently estimate such costs to be approximately $15,000. We will make this solicitation by mail, and our directors, officers and employees may also solicit proxies by telephone or in person, for which they will receive no compensation other than their regular compensation as directors, officers or employees. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to send proxies and proxy materials to beneficial owners of our voting securities. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that are incurred by them.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

The Company will consider for inclusion in its proxy materials for the 2015 annual meeting of stockholders, stockholder proposals that are received at its executive offices no later than February 3, 2015 and that comply with all applicable requirements of Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended. However, if the Company’s 2015 annual meeting of stockholders is not held between June 3, 2015 and August 2, 2015, then the deadline will be a reasonable time prior to the time the Company begins to print and send its proxy materials. Stockholders are also advised to review the Company’s Amended and Restated Bylaws, which contain additional requirements with respect to advance notice of stockholder proposals and director nominations. A copy of the Company’s Amended and Restated Bylaws is available without charge upon written request to: Secretary, Telik, Inc., 11588 Sorrento Valley Road, Suite 20, San Diego, California 92121.

OTHER MATTERS

The Board of Directors knows of no other business that will be presented at the Special Meeting. If any other business is properly brought before the Special Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

San Diego, CA

July [—], 2014

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF

TELIK, INC.

(Pursuant to Sections 228 and 242 of the

General Corporation Law of the State of Delaware)

The undersigned, J. David Hansen, hereby certifies that:

1. He is the duly elected Chief Executive Officer of Telik, Inc., a Delaware corporation (the “Corporation”).

2. That the name of this corporation is MabVax Therapeutics Holdings, Inc., the Corporation was originally incorporated pursuant to the General Corporation Law on October 20, 1988 under the name Terrapin Diagnostics, Inc. and its Certificate of Incorporation was last amended and restated on [                    ], 2014.

3. This Certificate of Amendment of Amended and Restated Certificate of Incorporation has been duly adopted in accordance with Sections 228 and 242 of the General Corporation Law of Delaware and amends the Amended and Restated Certificate of Incorporation.

4. A new paragraph is hereby inserted at the end of Section A of Article IV to read as follows:

“Upon the effectiveness of the certificate of amendment to the amended and restated certificate of incorporation containing this sentence, each five (5) shares of the Common Stock issued and outstanding as of the date and time immediately preceding [            ], the effective date of a reverse stock split (the “Split Effective Date”), shall be automatically changed and reclassified, as of the Split Effective Date and without further action, into one (1) fully paid and non-assessable share of Common Stock. No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock will be entitled to receive cash for such holder’s fractional share equal to the product of such fraction multiplied by the average of the last reported bid and ask prices of Telik’s common stock at 4:00 p.m., Eastern time, end of regular trading hours on OTCQB marketplace during the ten (10) consecutive trading days ending on the last trading day prior to the filing date of this Amended and Restated Certificate of Incorporation.”

[signature page follows]

A-1

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be signed by J. David Hansen, its duly authorized Chief Executive Officer, this [    ] day of [                    ], 2014.

TELIK, INC.,

a Delaware corporation

By:
[ ]
[ ]

A-2

APPENDIX B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

TELIK, INC.

TELIK, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST: The original name of this Company is Terrapin Diagnostics, Inc. and the date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was on October 20, 1988.

SECOND: The Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as EXHIBIT A, has been duly adopted in accordance with the provisions of Sections 245 and 242 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company.

THIRD: The Amended and Restated Certificate of Incorporation of the Company, in the form attached hereto as EXHIBIT A, has been duly adopted in accordance with the provisions of Sections 245 and 228 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Company, and prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Amended and Restated Certificate of Incorporation, as so amended, by written consent.

FOURTH: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in EXHIBIT A attached hereto and is hereby incorporated herein by this reference.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be signed by the President, Chief Executive Officer and Chairman and the Secretary this [    ] day of [            ], [            ].

TELIK, INC.

By:
[ ]
[ ]

Attest:

By:
[ ], Secretary

EXHIBIT A

I.

The name of this corporation is MabVax Therapeutics Holdings, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is The Prentice-Hall Corporation System, Inc.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware.

IV.

A. This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the corporation is authorized to issue is one hundred sixty-five million (165,000,000) shares. One hundred fifty million (150,000,000) shares shall be Common Stock, each having a par value of one cent ($0.01). Fifteen million (15,000,000) shares shall be Preferred Stock, each having a par value of one cent ($0.01).

B. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, by filing a certificate (a “Preferred Stock Designation”) pursuant to the Delaware General Corporation Law (“DGCL”), to fix or alter from time to time the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions of any wholly unissued series of Preferred Stock, and to establish from time to time the number of shares constituting any such series or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be decreased in accordance with the foregoing sentence, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. In the event that at any time the Board of Directors shall have established and designated one or more series of Preferred Stock consisting of a number of shares less than all of the authorized number of shares of Preferred Stock, the remaining authorized shares of Preferred Stock shall be deemed to be shares of an undesignated series of Preferred Stock unless and until designated by the Board of Directors as being part of a series previously established or a new series then being established by the Board of Directors. Notwithstanding the fixing of the number of shares constituting a particular series, the Board of Directors may at any time thereafter authorize an increase or decrease in the number of shares of any such series except as set forth in the Preferred Stock Designation for such series of Preferred Stock. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status of authorized undesignated Preferred Stock unless and until designated by the Board of Directors as being a part of a series previously established or a new series then being established by the Board of Directors.

V.

For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation, of its directors and of its stockholders or any class thereof, as the case may be, it is further provided that:

A.

1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted by the Board of Directors.

2. Board of Directors. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, following the closing of the initial public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “1933 Act”), covering the offer and sale of Common Stock to the public (the “Initial Public Offering”), the directors shall be divided into three classes designated as Class I, Class II and Class III, respectively. Directors shall be assigned to each class in accordance with a resolution or resolutions adopted by the Board of Directors. At the first annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class I directors shall expire and Class I directors shall be elected for a full term of three years. At the second annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class II directors shall expire and Class II directors shall be elected for a full term of three years. At the third annual meeting of stockholders following the closing of the Initial Public Offering, the term of office of the Class III directors shall expire and Class III directors shall be elected for a full term of three years. At each succeeding annual meeting of stockholders, directors shall be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting.

Notwithstanding the foregoing provisions of this section, each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

3. Removal of Directors.

a. Neither the Board of Directors nor any individual director may be removed without cause.

b. Subject to any limitation imposed by law, any individual director or directors may be removed with cause by the holders of a majority of the voting power of the corporation entitled to vote at an election of directors.

4. Vacancies.

a. Subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors, shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by the stockholders, except as otherwise provided by law, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors, and not by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified.

b. If at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board (as constituted immediately prior to any such increase), the Delaware Court of Chancery may, upon application of any stockholder or stockholders holding at least ten percent (10%) of the total number of the shares at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in offices as aforesaid, which election shall be governed by Section 211 of the DGCL.

B.

1. Subject to paragraph (h) of Section 43 of the Bylaws, the Bylaws may be altered or amended or new Bylaws adopted by the affirmative vote of at least sixty-six and two-thirds percent (66- 2⁄3%) of the voting power of all of the then-outstanding shares of the voting stock of the corporation entitled to vote. The Board of Directors shall also have the power to adopt, amend or repeal Bylaws.

2. The directors of the corporation need not be elected by written ballot unless the Bylaws so provide.

3. No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws or by written consent of stockholders in accordance with the Bylaws prior to the closing of the Initial Public Offering and following the closing of the Initial Public Offering no action shall be taken by the stockholders by written consent.

4. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the corporation shall be given in the manner provided in the Bylaws of the corporation.

VI.

A. The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law.

B. Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

A. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, except as provided in paragraph B. of this Article VII, and all rights conferred upon the stockholders herein are granted subject to this reservation.

B. Notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the voting stock required by law, this Certificate of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66– 2⁄3%) of the voting power of all of the then — outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal Articles V, VI and VII.

APPENDIX C

0 ■

FORM OF PROXY

TELIK, INC.

Proxy Solicited by the Board of Directors for the Special Meeting of Stockholders to Be Held on August 20, 2014

The undersigned hereby appoints J. David Hansen and Gregory P. Hanson and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of Telik, Inc. which the undersigned may be entitled to vote at the Special Meeting of Stockholders of Telik, Inc. to be held at the at the Company’s offices located at 11588 Sorrento Valley Road, Suite 20, San Diego, CA 92121, on Wednesday, August 20 2014 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

Unless a contrary direction is indicated, this Proxy will be voted FOR Proposal 1, Proposal 2 and Proposal 3, as more specifically described in the Proxy Statement. If specific instructions are indicated, this Proxy will be voted in accordance therewith.

(Continued and to be signed on other side)

Fold and Detach Here

Please mark  ☐

your vote

as indicated

Proposal 1: To approve an amendment to the Company’s certificate of incorporation to effect a five (5) for one (1) reverse stock split of the Company’s common stock and related matters.

☐  For    ☐   Against    ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 1.

Proposal 2: To approve an amendment and restatement of the Company’s certificate of incorporation to (a) increase the number of shares to a new total of 150,000,000, (b) increase the number of shares of the Company’s preferred stock to a new total of 15,000,000 shares, and (c) change the name of the Company to “MabVax Therapeutics Holdings, Inc.”

☐  For    ☐  Against    ☐  Abstain

The Board of Directors Recommends a Vote for Proposal 2.

Proposal 3: To approve an adjournment of the special meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1 and/or Proposal 2.

☐  For    ☐   Against    ☐  Abstain

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The Board of Directors Recommends a Vote for Proposal 3.

Please Vote, Date and Promptly Return this Proxy in the Enclosed Return Envelope Which Is Postage Prepaid If Mailed in the United States.

Dated                     , 2014

Signature(s)

Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person.

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